SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CB Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

NAME OF FILER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[CB BANCSHARES LETTERHEAD]

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF CB BANCSHARES, INC.:

     Notice is hereby given that the 2004 annual meeting (the “Meeting”) of stockholders of CB Bancshares, Inc. (“Bancshares”), will be held on the second floor, City Financial Tower, 201 Merchant Street, Honolulu, Hawaii, on Thursday, April 29, 2004, at 9:00 a.m. (Hawaii Standard Time), for the purposes of considering and voting upon the following matters:

1.	To elect three (3) Class III Directors to serve until the 2007 annual meeting of stockholders and until their successors are elected.

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on March 22, 2004, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the Board of Directors, in the enclosed, self-addressed stamped envelope whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Caryn S. Morita

Caryn S. Morita Corporate Secretary

Honolulu, Hawaii
March 25, 2004

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.

PROXY STATEMENT
VOTING RIGHTS
VOTING BY PROXY
ADMITTANCE TO MEETING
ELECTION OF DIRECTORS
THE BANCSHARES BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS ITS THREE NOMINEES FOR CLASS III DIRECTORS
SUMMARY COMPENSATION TABLE
OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS
INDEPENDENT AUDITOR
SHAREHOLDER COMMUNICATIONS
OTHER MATTERS
FINANCIAL STATEMENTS
STOCKHOLDER PROPOSAL
OTHER BUSINESS

CB BANCSHARES, INC.
201 Merchant Street
Honolulu, Hawaii 96813

PROXY STATEMENT

2004 Annual Meeting of Stockholders

     This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of CB Bancshares, Inc. (“Bancshares”) to be used for voting at the 2004 annual meeting of stockholders of Bancshares and at any adjournments or postponements thereof (the “Meeting”), which will be held on Thursday, April 29, 2004, at 9:00 a.m. (Hawaii Standard Time), on the second floor, City Financial Tower, 201 Merchant Street, Honolulu, Hawaii. The accompanying Notice of Annual Meeting, this Proxy Statement and the Proxy Card are first being mailed to stockholders of Bancshares on or about March 25, 2004.

     The annual report of Bancshares, which is being mailed with this Proxy Statement, is not deemed to be proxy solicitation material.

VOTING RIGHTS

     Only holders of Bancshares’ common stock (“Common Stock”) of record at the close of business (4:00 p.m., Hawaii Standard Time) on March 22, 2004 (the “Record Date”), are entitled to notice of and to vote at the Meeting. On the Record Date, there were 4,353,213 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on any matter which may properly come before the Meeting. There is no cumulative voting with respect to Common Stock.

VOTING BY PROXY

     Proxies solicited by the Board of Directors which are properly executed and returned to Bancshares will be voted in accordance with directions given thereon. Executed proxies on which no directions are indicated will be voted FOR election of the Board’s nominees for Class III directors. If for any reason a nominee should decline or be unable to stand for election at the 2004 annual meeting of stockholders, an event which Bancshares does not presently anticipate, proxies, if authorized to vote for the Board’s nominees, may in their discretion vote for another candidate. The Board of Directors has appointed directors Colbert M. Matsumoto and Maurice H. Yamasato, to act as proxies on behalf of the Board of Directors.

     Before the annual meeting, the Bancshares’ Board of Directors will appoint inspectors of the election. The inspectors will tally all votes cast in person or by proxy for the election of directors. With respect to the election of directors and other actions, abstentions and broker non-votes will not be counted as either a vote for or against and thus abstentions and broker non-votes will have no effect on the outcome of voting. Directors will be elected upon receiving a plurality of the votes cast in person or by proxy at the annual meeting, provided a quorum is present. All other action taken at the meeting will be approved if the votes cast favoring the action exceed the votes cast opposing the action, provided that a quorum is present. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. If a quorum is not present in person or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented.

     A stockholder may revoke his or her proxy at any time before its exercise by filing with the Secretary of Bancshares or the presiding officer of the meeting a written notice of revocation. A stockholder attending the 2004 annual meeting may revoke his or her proxy in person at the meeting at any time before its exercise, and a stockholder’s proxy may be revoked or superseded by a duly executed proxy of later date.

     THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCSHARES and delegates discretionary authority with respect to any additional matters which may properly come before the meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the meeting, proxies will vote thereon in accordance with their best judgment.

ADMITTANCE TO MEETING

     You are entitled to attend the Meeting only if you were a Bancshares shareholder as of the close of business on March 22, 2004 or hold a valid proxy for the Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a record holder, your name will be verified against the list of record holders on the record date prior to being admitted to the meeting. If you are not a record holder but hold Bancshares shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March 22, 2004, or other similar evidence of ownership. If you will not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Meeting. If you are a participant in the Bancshares Employee Stock Ownership Plan (“ESOP”), your name will be verified against the list of plan participants on the Record Date prior to being admitted to the meeting.

ELECTION OF DIRECTORS

     Bancshares’ Board of Directors are divided into three (3) classes, CLASS I consisting of three (3) directors, CLASS II consisting of four (4) directors, and CLASS III consisting of three (3) directors. The Articles of Incorporation provide for each class of directors to be elected for three-year terms on a staggered basis. At the 2004 annual meeting, three (3) Class III directors are to be elected to serve until the 2007 annual meeting of stockholders and until their respective successors have been elected.

     The Board of Directors’ three nominees for Class III directors are Tomio Fuchu, Duane K. Kurisu and Mike K. Sayama. Messrs. Fuchu, Kurisu and Sayama are incumbent directors of Bancshares and currently directors of the Bank.

THE BANCSHARES BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS ITS THREE NOMINEES FOR CLASS III DIRECTORS

     Unless authority to vote for the election of directors or for a specified nominee is withheld, all proxies will be voted to elect the Board of Directors’ three (3) nominees. While Bancshares does not anticipate that any nominee will decline or be unable to stand for election at the 2004 annual meeting, if for any reason any nominee should decline or be unable to serve, proxies may vote for the election of such other person as the Board of Directors shall nominate or proxies shall otherwise select.

     The following table sets forth certain information as of March 15, 2004 as to each nominee for Class I, Class II and Class III director now in office, executive officers, and for all executive officers and directors of Bancshares, as a group. Unless otherwise noted, each person listed below is the direct beneficial and record owner of the number of shares indicated, as to which he or she exercises sole voting and investment power. Beneficial ownership has been computed in accordance with Securities and Exchange Commission rules, and it does not necessarily indicate beneficial ownership for any other purpose. The Board of Directors has determined that all current Directors and nominees have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, with the exception of Mr. Migita, who is the Chief Executive Officer of the Company.

	Year
	First	Common Stock
Name, Age, Principal Occupation During Past Five Years, and Other	Elected a	Beneficially		Percent of
Directorships	Director	Owned		Class
NOMINEES FOR ELECTION AS CLASS III DIRECTORS – TERMS TO EXPIRE IN 2007
FUCHU, TOMIO (65)	1995	6,303	[1]	*
Director of Dart Coffee, Inc. since December 2000; Director of Kyokuto Securities Co., Ltd. from July 2000 to June 2001; Chairman of Kyokuto Securities Co., Ltd. from July 1995 to June 2000; Director of the Bank since August 1995; Director of Bancshares since August 1995.

KURISU, DUANE K. (50)	2001	7,738	[1]	*
Chairman and Chief Executive Officer of aio group since 2001; Partner of Kurisu and Fergus since 1985; Director of the Bank since April 1999; Director of Bancshares since April 2001.
SAYAMA, MIKE K. (50)	2001	6,406	[2]	*
Vice President of Health Benefits Management of Hawaii Medical Service Association since 1997; Area Director of Hawaii Biodyne from 1991 to August 1997; Director of the Bank since July 2000; Director of Bancshares since April 2001.

CLASS I DIRECTORS – TERMS TO EXPIRE IN 2005
MATSUMOTO, COLBERT M. (51)	1999	31,329	[3,4]	*
Chairman and Chief Executive Officer of Island Insurance Co., Ltd. since September 1999; Director of Bancshares since April 1999; Director of the Bank since April 1998; Director of Island Holdings, Inc. and Island Insurance Co., Ltd. since 1999; Attorney at Matsumoto LaFountaine & Chow, AAL, ALC from August 1994 to December 1998.

TOKIOKA, LIONEL Y. (69)	1994	47,836	[3,5]	1.10%
Chairman of the Board of Bancshares and Bank since April 1999; Chairman of the Board of ISL from April 1997 to June 2000; Vice Chairman of the Board of ISL from April 1994 to April 1997. Director of Island Holdings, Inc. since 1995; Director of Island Insurance Co., Ltd. since 1994.

YAMASATO, MAURICE H. (61)	2002	6,620	[6]	*
President of Yamasato Fujiwara Higa & Associates, Inc. since 1987; Director of the Bank since April 1997; Director of Bancshares since April 2002.

	Year
	First	Common Stock
Name, Age, Principal Occupation During Past Five Years, and Other	Elected a	Beneficially		Percent of
Directorships	Director	Owned		Class
CLASS II DIRECTORS — TERMS TO EXPIRE IN 2006
ANDRES, DONALD J. (62)	1997	12,576	[7]	*
Certified Public Accountant, Donald J. Andres, CPA since December 1997; Director and Executive Vice President, M. A. Schapiro & Co., Inc. from May 1994 to December 1998. Director of Bancshares since April 1997.

MIGITA, RONALD K. (62)	1997	56,071	[8]	1.28%
President and Chief Executive Officer of Bancshares since April 1997; Vice Chairman and Chief Executive Officer of the Bank since April 1997; President of the Bank from August 1998 to June 2000; Vice Chairman and Chief Executive Officer of International Savings and Loan Association, Limited (“ISL”) from April 1997 to June 2000. Director of Bancshares since April 1997 and Bank since August 1995.

SAY, CALVIN K. Y. (52)	2000	6,303	[9]	*
Speaker, Hawaii House of Representatives since 1998; Chairman, Hawaii House Committee on Finance and Vice Chairman Legislative Management Committee from 1993 to 1998; Director of the Bank since July 2000; Director of Bancshares since April 2000.

YOSHIMURA, DWIGHT L. (49)	1999	6,835	[9]	*
Senior Vice President and General Manager, GGP Limited Partnership since October 1991; Director of ISL from May 1998 to June 2000; Director of the Bank since August 1999; Director of Bancshares since January 1999.

EXECUTIVE OFFICERS
LIM, RICHARD C. (52)	N/A	35,462	[10]	*
President and Chief Operating Officer of the Bank since July 2000; Director of the Bank since April 2002; Executive Vice President and Chief Operating Officer of the Bank from July 1998 to June 2000; President and Chief Operating Officer of ISL from February 1997 to June 2000; Executive Vice President of the Bank from June 1998 to July 1998.

HIRATA, DEAN K. (46)	N/A	11,035	[11]	*
Senior Vice President and Chief Financial Officer of Bancshares and the Bank since March 1999; Executive Vice President and Chief Financial Officer of the Bank since May 2002; Senior Vice President and Chief Financial Officer of the Bank from March 1999 to May 2002; Senior Vice President and Chief Financial Officer of ISL from March 1999 to June 2000; Senior Vice President and Controller of First Hawaiian Bank from 1990 to March 1999.

	Year
	First	Common Stock
Name, Age, Principal Occupation During Past Five Years, and Other	Elected a	Beneficially	Percent of
Directorships	Director	Owned	Class
EXECUTIVE OFFICERS (continued)
WELD, DOUGLAS R. (55)	N/A	-0-	*
Executive Vice President of the Bank since May 2003; Senior Vice President of the Bank from April 2002 to May 2003; Chief Credit Officer of Tokai Bank of California/United California Bank from 1986 to April 2002.

KUNIMOTO, WARREN Y. (52)	N/A	23,365 [12]	*
Executive Vice President of the Bank since May 2002; Senior Vice President of the Bank from June 1997 to May 2002; Executive Vice President of ISL from 1990 to June 1997.
Directors and Executive Officers as a group (14 persons)		234,697	5.26%

[1]	These shares include 6,303 shares held under exercisable options.

[2]	Of the 6,406 shares beneficially owned by Mike K. Sayama, 5,421 shares are held under exercisable options.

[3]	Includes 21,685 shares of Bancshares common stock owned by Island Insurance Foundation. Colbert M. Matsumoto (an officer of the Foundation) and Lionel Y. Tokioka (a director of the Foundation), may be deemed to share voting and dispositive power with respect to those 21,685 shares. Messrs. Matsumoto and Tokioka disclaim beneficial ownership of those 21,685 shares.

Also includes 1,497 shares of Bancshares common stock owned by National Mortgage and Finance. Colbert M. Matsumoto and Lionel Y. Tokioka are directors of National Mortgage and Finance. As such, they may be deemed to share voting and dispositive power with respect to those 1,497 shares. Messrs. Matsumoto and Tokioka disclaim beneficial ownership of those 1,497 shares.

[4]	Includes 513 shares owned by Island Holdings, Inc. Profit Sharing 401(k) Plan. Colbert M. Matsumoto is a member of the Administrative Committee of Island Holdings, Inc. Profit Sharing 401(k) Plan. As such, he may be deemed to share voting and dispositive power with respect to those 513 shares. Mr. Matsumoto disclaims beneficial ownership of those 513 shares.

[5]	Of the 47,836 shares beneficially owned by Lionel Y. Tokioka, 6,303 shares are held under exercisable options. Included in the 47,836 shares owned by Mr. Tokioka are 1,166 shares owned by Thym, Inc., a related corporation, and 1,602 shares owned by his spouse, as to which he disclaims any beneficial ownership.

[6]	Of the 6,620 shares beneficially owned by Maurice H. Yamasato, 2,310 shares are held under exercisable options.

[7]	Of the 12,576 shares beneficially owned by Donald J. Andres, 2,228 shares are owned jointly with his former spouse as to which he shares voting and investment power, 1,383 shares are owned by Mr. Andres, 2,662 shares are owned by a family limited partnership, as to which he exercises sole voting and investment power, and 6,303 shares are held under exercisable options.

[8]	Of the 56,071 shares beneficially owned by Ronald K. Migita, 24,625 shares are held by a trust with Mr. Migita and his spouse as co-trustees, as to which he shares voting and investment power, 4,399 shares are owned by Mr. Migita and 27,047 shares are held under exercisable options. Of the 4,399 shares owned by Mr. Migita, 1,137 shares are allocated to his account in the ESOP, the voting of which shares he is entitled to direct.

[9]	These shares include 4,972 shares held under exercisable options.

[10]	Of the 35,462 shares beneficially owned by Mr. Lim, 10,505 shares are held by his trust, 8,619 shares are owned by Mr. Lim and 16,338 shares are held under exercisable options. Of the 8,619 shares owned by Mr. Lim, 1,664 shares are allocated to his account in the ESOP, the voting of which shares he is entitled to direct.

[11]	Of the 11,035 shares beneficially owned by Mr. Hirata, 4,964 shares are owned by Mr. Hirata and 6,071 shares are held under exercisable options. Of the 4,964 shares owned by Mr. Hirata, 524 shares are allocated to his account in the ESOP, the voting of which shares he is entitled to direct.

[12]	Of the 23,365 shares beneficially owned by Mr. Kunimoto, 199 shares are held by his family trust, as to which he shares voting and investment power, 9,105 shares are owned by Mr. Kunimoto and 14,061 shares are held under exercisable options. Of the 9,105 shares owned by Mr. Kunimoto, 965 shares are allocated to his account in the ESOP, the voting of which shares he is entitled to direct.

*	Less than 1%.

Compensation of Named Executive Officers

     The following table sets forth all compensation paid or payable for the years 2001 to 2003 by Bancshares or its subsidiaries to Bancshares’ Chief Executive Officer in 2003, and the four other most highly compensated executive officers of Bancshares and its subsidiaries. All executive officers hold their offices at the pleasure of the Board of Directors.

SUMMARY COMPENSATION TABLE

					Long Term
		Annual Compensation			Compensation
					Awards
					Securities
				Other Annual	Underlying
				Compensation	Options/SARs	All Other
Name and Principal Positions Held	Year	Salary ($)	Bonus ($)	($)	(#)[1]	Compensation ($)
Ronald K. Migita	2003	$273,580	$350,000	*	12,000	$21,404	[2]
President and Chief Executive Officer of Bancshares since 1997; Vice Chairman and Chief Executive Officer of the Bank since April 1977	2002	$257,520	$250,000	*	15,123	$97,957
	2001	$257,520	$250,000	*	19,962	$11,799

Richard C. Lim	2003	$223,750	$350,000	*	12,000	$17,223	[3]
Executive Vice President of Bancshares since 2003; President and Chief Operating Officer of the Bank since July 2000	2002	$210,000	$250,000	*	15,123	$19,002
	2001	$209,170	$250,000	*	16,635	$11,098
Dean K. Hirata	2003	$135,300	$90,000	*	5,000	$11,935	[4]
Senior Vice President and Chief Financial Officer of Bancshares since March 1999 and Executive Vice President and Chief Financial Officer of the Bank from March 1999 to May 2002	2002	$132,600	$66,000	$46,252	9,678	$12,915
	2001	$132,280	$66,000	*	9,314	$8,946
Douglas R. Weld	2003	$132,202	$100,000	*	4,000	$11,818	[5]
Executive Vice President of the Bank since May 2003; Senior Vice President of the Bank from April 2002 to May 2003; Chief Credit Officer of Tokai Bank of California/United California Bank from 1986 to April 2002	2002	$83,353	$34,500	*	2,420	$90
	2001	-0-	-0-	*	-0-	-0-

Warren Y. Kunimoto	2003	$104,600	$90,000	*	4,000	$9,607	[6]
Executive Vice President of the Bank since May 2002, Senior Vice President of the Bank from June 1997 to May 2002	2002	$100,200	$50,000	$47,085	7,258	$10,239
	2001	$99,950	$40,000	*	6,652	$7,103

[1]	Stock Options adjusted to reflect stock dividends issued.

[2]	Includes allocations to Mr. Migita under the Company’s Executive Deferred Compensation Agreement, 401(k) and ESOP plans and imputed income on term life insurance benefits of $130,000, $8,455, $11,167 and $1,782, respectively.

[3]	Includes allocations to Mr. Lim under the Company’s 401(k) and ESOP plans and imputed income on term life insurance benefits of $6,056, $11,167 and $483, respectively.

[4]	Includes allocations to Mr. Hirata under the Company’s 401(k) and ESOP plans and imputed income on term life insurance benefits of $4,379, $7,556 and $155, respectively.

[5]	Includes allocations to Mr. Weld under the Company’s 401(k) and ESOP plans and imputed income on term life insurance benefits of $4,437, $7,381 and $433, respectively.

[6]	Includes allocations to Mr. Kunimoto under the Company’s 401(k) and ESOP plans and imputed income on term life insurance benefits of $3,767, $5,839 and $152, respectively.

*	Amounts less than 10% of executive’s annual compensation.

Stock Options

     The following table sets forth information concerning the grant of stock options during the last fiscal year to the above named executive officers under Bancshares’ Stock Compensation Plan of 1995 (“Stock Compensation Plan”).

Option/SAR Grants In Last Fiscal Year

	Individual Grants
	Number of
	Securities				Potential Realizable Value at
	Underlying	Percent of Total			Assumed Annual Rates of Stock
	Options/	Options/SARs			Price Appreciation for Option
	SARs	Granted to	Exercise or		Term (10 years)
	Granted[1]	Employees	Base Price	Expiration
Name	(#)[2]	in Fiscal Year	($/Sh)[3]	Date	5% ($)	10% ($)
Ronald K. Migita	12,000	18.3%	$61.61	9/29/2013	$465,034	$1,178,535
Richard C. Lim	12,000	18.3%	$61.61	9/29/2013	$465,034	$1,178,535
Dean K. Hirata	5,000	7.6%	$61.61	9/29/2013	$193,765	$491,057
Douglas R. Weld	4,000	6.1%	$61.61	9/29/2013	$155,011	$392,845
Warren Y. Kunimoto	4,000	6.1%	$61.61	9/29/2013	$155,011	$392,845

[1]	All options were granted on September 29, 2003.

[2]	Stock options become exercisable three years after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries through the three-year period beginning on the date of the grant.

[3]	The exercise price for the incentive stock options is the closing sales price for Common Stock on the NASDAQ on September 29, 2003.

     The following table sets forth information concerning outstanding stock options to purchase Bancshares Common Stock under the Stock Compensation Plan.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options/SARs at FY-End	Options/SARs at FY-End
	Acquired		(#)	($)
	on	Value
	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Ronald K. Migita	3,093	$99,025	27,047/27,123	$824,691 / $430,172
Richard C. Lim	2,208	$88,615	16,338/27,123	$523,564 / $430,172
Dean K. Hirata	0	$0	6,271/14,678	$254,963 / $272,610
Douglas R. Weld	0	$0	0/6,420	0 / $70,916
Warren Y. Kunimoto	0	$0	14,061/11,258	$536,196 / $204,694

     In-the-money options are those where the $62.61 fair market value on December 31, 2003 of the underlying securities exceeded the exercise or base price of the option.

Supplemental Executive Retirement Plan

     Effective as of June 1, 2002, Bancshares has entered into Supplemental Executive Retirement Agreements (“SERP”) with Messrs. Migita, Lim, Hirata, Kunimoto and, as of May 1, 2003, entered into a SERP with Mr. Weld. The Agreements constitute nonqualified retirement benefit arrangements established for the purpose of supplementing the benefits that such executives may receive under the qualified retirement plans maintained by Bancshares. For Mr. Migita, the SERP provides a projected annual benefit in the event of termination of employment at age 65 (“normal retirement date”) equal to $50,000 payable in monthly installments over 18 years. For Messrs. Lim, Hirata, Kunimoto and Weld, the SERP provides a projected annual benefit in the event of termination of employment at normal retirement date equal to 65% of final average compensation, less 50% of the executive’s social security benefit and less the pension benefits payable under any Bancshares defined contribution plan, payable to the executive in the form of a life annuity. The 65% formula is reduced 2.5% for each year of service less than 25 years of service and increased by 2.5% for each year of service exceeding 25 years of service (subject to a maximum adjusted percentage of 70%). For this purpose, final average compensation means the average base salary plus bonus for the five year period preceding the executive’s termination of employment, and years of service means all years of service from the date of hire. In the event of the executive’s termination of employment prior to normal retirement date, the executive is entitled to the amount of the SERP benefit accrued as of the termination date, and the actuarial equivalent value of such benefit will be paid commencing as of the normal retirement date in the form of monthly installments over 18 years. In the event of the executive’s termination of employment prior to normal retirement date due to disability, or involuntary termination of employment prior to normal retirement date and within three years following a “change of control” (as described below), the executive is generally entitled to a SERP benefit payable at normal retirement date equal to the full SERP benefit that he would have received had he remained in the employ of Bancshares and retired at his normal retirement date. The actuarial equivalent value of the SERP benefit due to disability will be paid commencing as of the normal retirement date in the form of monthly installments over 18 years. In the case of a SERP benefit payable due to a termination of employment on or after normal retirement date or due to a change of control, the executive may elect at the time of establishment of the SERP among alternative distribution options commencing at various times (including, lump sum payment, monthly installment payments over a specified term, and joint and 50% or 100% survivor annuity). In the event of the death of the executive during his employment, the executive’s designated beneficiary is generally entitled to the full SERP benefit that the executive would have received had he remained in the employ of Bancshares and retired at his normal retirement date, but the actuarial equivalent value of such benefit will be payable commencing at the time of death in monthly installments over 20 years. Generally, in the case of a termination of employment for reasons other than disability, death, or change of control, the SERP benefit is subject to vesting over a ten-year period (less than 4 years-0% vesting, 4 years-10%, 5 years-20%, 6 years-30%, 7 years-45%, 8 years-60%, 9 years-80%, and 10 or more years-100%), with the exception of Mr. Migita’s SERP benefit which is fully vested due to his established years of service. The estimated benefit under the SERP formula payable at normal retirement date in the form of a life annuity (without application of the offset for an executive’s social security benefit and pension benefit), and based on assumed final average compensation and years of service (exclusive of Mr. Migita’s SERP benefit which is determined as the above stated fixed dollar amount), is described in the table below. As of December 31, 2003, the current covered compensation is comprised of the salary and bonus amounts reflected in the summary compensation table and their years of service are as follows: Mr. Lim, 27 years of service; Mr. Hirata, 4 years of service; Mr. Kunimoto, 19 years of service; and Mr. Weld, 1 year of service.

Pension Plan Table

	Years of Service
Final Avg Pay	15	20	25	30	35
$200,000	$80,000	$105,000	$130,000	$140,000	$140,000
$250,000	$100,000	$131,250	$162,500	$175,000	$175,000
$300,000	$120,000	$157,500	$195,000	$210,000	$210,000
$350,000	$140,000	$183,750	$227,500	$245,000	$245,000
$400,000	$160,000	$210,000	$260,000	$280,000	$280,000
$450,000	$180,000	$236,250	$292,500	$315,000	$315,000
$500,000	$200,000	$262,500	$325,000	$350,000	$350,000
$550,000	$220,000	$288,750	$357,500	$385,000	$385,000
$600,000	$240,000	$315,000	$390,000	$420,000	$420,000
$650,000	$260,000	$341,250	$422,500	$455,000	$455,000
$700,000	$280,000	$367,500	$455,000	$490,000	$490,000
$750,000	$300,000	$393,750	$487,500	$525,000	$525,000
$800,000	$320,000	$420,000	$520,000	$560,000	$560,000
$850,000	$340,000	$446,250	$552,500	$595,000	$595,000

Deferred Compensation Agreement

     Effective as of June 1, 2002, Bancshares has established the CB Bancshares, Inc. Executive Deferred Compensation Agreement for Ronald K Migita (“Deferred Compensation Agreement”). Under the Deferred Compensation Agreement, an account is maintained on behalf of Mr. Migita to which the annual amount equal to $130,000 shall be credited to his account ratably as of the last day of each month to which an annual interest rate of 7% compounded monthly shall be added. In the event of termination of employment on or after age 65 (“normal retirement date”), Mr. Migita is entitled to the payment of the balance of his account in the form of alternative distribution options as he may elect at time of the establishment of the Deferred Compensation Agreement (including, lump sum payment, monthly installment payments over a specified term, and joint and 50% or 100% survivor annuity). In the event of his termination of employment prior to normal retirement date, Mr. Migita is entitled to the payment of the balance of his account in the form of monthly installments over 18 years. However, in the event of his involuntary termination of employment prior to normal retirement date and within three years following a “change of control” (as described below), the account balance is valued as the amount Mr. Migita would have received had he remained in the employ of Bancshares and retired on his normal retirement date, and such amount is payable in the form of the alternative distribution options that he may elect at the time of the establishment of the Deferred Compensation Agreement (including, lump sum payment and monthly installment payments over a specified term). In the event of the death of Mr. Migita during his employment, the account balance is valued in the same manner as in the case of a change of control and payable to his designated beneficiary.

Change of Control Agreements

     On March 28, 1996, the Board of Directors of Bancshares approved and adopted Change of Control Agreements with five senior executives of Bancshares, including Ronald K. Migita (the “CBBI Executives’ Agreement”). On March 28, 1996, the Board of Directors of the Bank approved and adopted Change of Control Agreements between the Bank and eight senior executives (the “Bank Executives’ Agreement”). On March 28, 1996, the Board of Directors of ISL approved and adopted Change of Control Agreements between ISL and five of its executives (the “ISL Executives’ Agreement”), including Warren Y. Kunimoto, Richard C. Lim and Jasen H. Takei. On July 1, 2000, ISL was merged with and into the Bank. The ISL Executives’ Agreement remains effective as assumed by the Bank as part of the merger. On May 13, 1999, the Board of Directors of the Bank approved and adopted a Change of Control Agreement with Dean K. Hirata. On July 22, 2003, the Board of Directors of the Bank approved and adopted a Change of Control Agreement with Douglas R. Weld. The CBBI Executives’ Agreements, the Bank Executives’ Agreements and the ISL Executives’ Agreements are collectively referred to below as a “Change of Control Agreement,” and collectively “Change of Control Agreements.” An executive who is a party to a Change of Control Agreement is referred to below as an “Executive,” and collectively the “Executives.” Bancshares, the Bank and ISL are sometimes referred to below as the “Employer.” As of the date of this Proxy Statement, Change of Control Agreements remain in effect for a total of nine (9) executives of Bancshares and the Bank.

     The Change of Control Agreements were adopted by the Boards of Directors of the Bank, ISL and Bancshares to encourage continuity of management in the event of a change of control of Bancshares by granting certain benefits to certain senior executives. The Change of Control Agreements become operational upon the occurrence of a “Change of Control,” (the “Effective Date”). For the Change of Control Agreements, a Change of Control occurs when (i) a person acquires 20% or more of Bancshares’ voting stock; (ii) Bancshares shareholders approve a merger, consolidation, or other business combination, or a sale of substantially all of its assets or enters into a similar business transaction (a “Transaction”), unless after such Transaction, the shareholders immediately prior to the Transaction continue to control a majority of Bancshares’ voting power in the resulting entity; or (iii) within any 24-month period beginning on or after December 1995, the persons who were directors immediately prior to such period shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors.

     In the event of a Change of Control, the benefits that will be provided to the Executives include: (i) employment with the Employer for a three-year period commencing on the Effective Date (the “Employment Period”), in a commensurate position, with commensurate duties, as held 90 days before the Effective Date; (ii) during the Employment Period, a base salary equal to the highest monthly salary paid during the year prior to the Effective Date; (iii) for each of the years during the Employment Period, a bonus equal to the highest bonus paid with regard to the three fiscal years prior to the Effective Date; (iv) during the Employment Period, participation in all health and welfare, incentive, savings plans and programs, including stock option, retirement and life insurance plans, all on a basis equal to the highest level of participation received during the 90-day period prior to the Effective Date.

     Upon an Executive’s death, the Change of Control Agreement will automatically terminate. The Employer may terminate the Change of Control Agreements for an Executive, after having established that Executive’s disability and giving that Executive required notice. Following a Change of Control, an Executive may terminate the Change of Control Agreement for any reason on 30-day’s written notice. The Employer may terminate the Change of Control Agreement for cause.

     The Employer is required to make certain payments to the Executives upon termination of the Change of Control Agreements. If a Change of Control Agreement is terminated for death or disability, the Executive will receive those payments that have accrued under the Change of Control Agreement to the date of death, including full base salary, annual prorated bonus and deferred compensation, and any other amounts owed under the Employer’s employee benefit plans then in effect. If a Change of Control Agreement is terminated for cause or is voluntarily terminated by the Executive, the Executive will also receive those payments that have accrued under the Change of Control Agreement to the date of termination other than the prorated bonus.

     If the Change of Control Agreement is terminated by the Employer, other than for cause, the Employer must pay to the Executive in a lump sum in cash the aggregate of the following amounts: (i) the Executive’s base salary through the date of termination; (ii) a cash amount equal to 2.99 times the sum of: (a) the Executive’s average annual base salary, as defined (based on the average of the five most recent taxable years); (b) the higher of the (x) annual bonus earned by the Executive for the last fiscal year, or (y) the higher of the annual bonus earned by the Executive for the fiscal year of the Employer including the Effective Date or the last fiscal year of the Employer ended before the Effective Date; and (c) the present value, calculated using an 8% discount rate, of the annual cost to the Employer of obtaining life insurance coverage and benefit plans for the Executive and certain other fringe benefits, all of such amounts being subject to proration based on the number of months remaining in the Employment Period; (iii) a cash amount equal to the difference between (x) the maximum payments the Executive would have received under any long-term incentive compensation or performance plan of the Employer for the remainder of the Employment Period if he had continued in the employ of the Employer for the remainder of the Employment Period, and (y) any amounts actually paid under any such plan with respect to such awards: (iv) a cash amount equal to the present value of the incremental retirement benefits that would have been payable or available to the Executive had the Executive continued in the Employer’s employ for the remainder of the Employment Period; and (v) a cash amount equal to any deferred compensation and any other amounts owing to the Executive under the then applicable employee benefit plans. Any amount paid or payable under (ii)(a), (ii)(b) or (iv) above is reduced by any amount paid to the Executive under Bancshares’ severance procedures and guidelines or any agreement related thereto.

     In 2003, the Change of Control Agreements for selected Executives Messrs. Migita, Lim, Kunimoto and Hirata were amended to provide that if any benefit payable under the Agreement would create an excise tax under the excess parachute rules of Code Sections 280G and 4999, the Employer will pay to the Executive an additional amount (the “Gross-up”) equal to the excise penalty tax amount divided by the sum of one minus the sum of the penalty tax rate plus the executive’s marginal income tax rate. The Gross-up shall be paid in a lump sum within 60 days of termination of employment following a Change of Control. In the event the Internal Revenue Service adjusts the excise tax computation of the Employer, such that the Executive is liable for the payment of a greater excise tax under Code Sections 280G and 4999, or such that the Executive does not receive the full benefit that he would have received, the Employer will reimburse the Executive for the full amount necessary to make the Executive whole, including the value of the excise tax and all corresponding interest and penalties due to the Internal Revenue Service. Mr. Weld’s Change of Control Agreement includes the above provisions.

     With respect to any stock options or restricted stock held by the Executive, upon the earlier of the merger of the Employer with and into another corporation following a Change of Control or six months after termination of the Change of Control Agreement, the Executive will be paid an amount equal to the sum of (i) the product of (a) the excess of (x) the greater of (I) the highest price offered for a share of common stock of Bancshares in conjunction with any tender offer or during the 60-day period immediately preceding the date of the Change of Control, if the Change of Control occurs other than pursuant to a tender offer or (II) the then fair market value of such a share of common stock over (y) the exercise price of any stock option held by the Executive on the date of the Change of Control times (b) the number of shares of common stock subject to such options and (ii) the product of (a) the excess of (x) the amount determined under sub-clause (i)(a) above over (y) the amount, if any, paid to acquire any shares of restricted common stock held by the Executive at the date of the Change of Control times (b) the number of such shares of restricted stock. If the Executive otherwise receives the value of any such stock option or restricted stock under the general provisions of any such award or any generally applicable provisions of any plan under which such options or restricted stock are issued, the number of shares of common stock taken into account above is appropriately reduced.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee (the “Committee”) considers compensation for executive officers, Mr. Migita and Mr. Lim, and makes recommendations for approval by Bancshares’ and City Bank’s Board of Directors respectively.

     The Committee designs executive compensation packages to attract and retain key executive officers and to maintain a competitive compensation package in comparison with banks and other financial institutions and business organizations of comparable size and complexity to Bancshares. Bancshares’ executive compensation program is comprised of five elements:

•	annual base salary;

•	annual bonus award;

•	supplemental executive retirement plan;

•	deferred compensation; and

•	stock compensation awards.

     Base salaries. In determining the level of base salary for executive officers, the Committee evaluates a number of factors, including the span of control of each executive as well as the managerial and leadership skills and qualities possessed by the officer, the financial performance of Bancshares and its subsidiaries, including enhancement of value to stockholders, and related business matters such as community involvement and business relationships of the executive officer. In addition, the Committee avails itself of salary surveys prepared by external organizations for comparison purposes.

     Qualitative Factors. In examining the personal skills and qualities of an executive officer, the Committee evaluates the executive officer’s administrative, managerial, planning and leadership skills, including vision and motivation, implementation and other leadership qualities.

     Related Business Factors. The Committee also analyzes related business indicators such as an executive officer’s relationship with other businesses on a local, national and international level, an executive officer’s community involvement, the public image and reputation projected by the executive officer, the executive officer’s communication skills, and the executive officer’s relationship with stockholders, employees and government regulators.

     Bonus Awards. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable pay. The annual bonus pool is determined on the basis of the Company’s achievement of the financial performance targets established at the beginning of the fiscal year. Once the fiscal year’s threshold is reached, specific formulas are in place to calculate the maximum bonus payments that can be made. Individual bonus awards are based on return on equity, return on assets, operating earnings and other financial performance factors. In fiscal 2003, the Company significantly exceeded its corporate performance targets. Awards paid reflected those results plus individual accomplishments of both corporate and functional objectives. Selected officers in addition to Mr. Migita and Mr. Lim received bonuses commensurate with their level of goal attainment.

     Stock Compensation Awards. The Bancshares Stock Compensation Plan was initially approved in 1995 to provide awards of stock option grants to executive officers and other key employees. The Stock Compensation Plan is designed to align the interests of executive officers with those of Bancshares’ stockholders and reward the executive for creating shareholder value. Stock awards may be granted to key executives and other key employees who are in a position to make a substantial contribution to the long-term success of Bancshares. The Committee administers the Stock Compensation Plan and reviews recommendations for the total stock award allocation and makes recommendations for Mr. Migita and Mr. Lim. Stock compensation awards are not automatically granted every year.

     Chief Executive Officer Compensation. The Committee works with an independent consulting firm that furnishes the Committee with executive compensation data drawn from a regional survey of similarly sized commercial banks (the “Peer Companies”) to determine the compensation levels for the CEO. The Company’s CEO was compared with those of its counterparts at the Peer Companies, and the market compensation levels for a comparable position were examined to determine competitive levels for base salary, target bonuses and total cash compensation. The Compensation Committee followed the same general compensation policy described above for all executives. Together with Mr. Migita’s annual base salary which increased from $257,520 to

$275,040 in 2003, the Committee awarded him a discretionary bonus of $350,000 and a stock option of 12,000 shares based on the attainment of certain financial and operational objectives as determined by the Compensation Committee.

     Deductibility of Executive Compensation. In 1993, the United States Congress enacted Section 162(m) of the United States Internal Revenue Code of 1986, as amended, effective for taxable years commencing on or after January 1, 1994. This legislation generally limits Bancshares’ executive compensation deduction to $1,000,000 per year per executive for certain compensation paid to its Chief Executive Officer and the four highest compensated executives (other than the CEO) named in the proxy statement. The Committee has determined Bancshares and its subsidiaries will not pay any amounts in the fiscal year ended December 31, 2003 to any executive officer that would result in a loss of federal income tax deduction under Section 162(m). Accordingly, the Committee has not recommended that any special actions be taken or that any plans or programs be revised at this time. The Committee intends to consider Section 162(m) and its effects on Bancshares’ executive compensation program when evaluating future compensation.

Compensation Committee Interlocks and Insider Participation

     During the last fiscal year, the following persons served as a member of the Compensation Committee of Bancshares’ Board of Directors:

Colbert M. Matsumoto, Chairman
Mike K. Sayama, Vice-Chairman
Lionel Y. Tokioka
Maurice H. Yamasato
Dwight L. Yoshimura

     No member of the Compensation Committee during fiscal 2003 served as an officer, former officer or employee of the Company or any of its subsidiaries, or had a relationship disclosable as “Certain Transactions with Management and Others”. Further, during fiscal 2003, no executive officer of the Company served (i) as a member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of the Company’s directors or on the Compensation Committee; or (ii) as a director of any other entity, one of whose executive officers served on the Compensation Committee.

Financial Performance

     The following graph summarizes the cumulative return experienced by Bancshares’ stockholders over the years 1998 through 2003, compared to the CRSP Index for the NASDAQ Stock Market and Peer Group.

(Performance results through 12/31/03)

	12/98	12/99	12/00	12/01	12/02	12/03
CB Bancshares	100	96.02	85.71	130.16	174.10	286.44
Peer Group	100	86.42	85.76	124.00	158.43	217.15
NASDAQ	100	185.43	111.83	88.76	61.37	91.75

Peer Group consists of:	CPB Inc. or Central Pacific Financial, Inc. and Bank of Hawaii Corporation. Bancwest Corporation, which ceased to be a publicly traded company, is no longer included in the peer group.

•	Assumes $100 invested on December 31, 1998 in Common Stock, NASDAQ Stock Market (U.S.) Index and Peer Group.

•	Total return assumes reinvestment of dividends.

•	Fiscal year ending December 31.

[Source: Research Data Group]

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

Compensation of Directors

     Each person (other than employees of Bancshares and its subsidiaries who do not receive any retainer) who served as a director of Bancshares or the Bank Boards of Directors received an annual retainer of $10,000 for each Board upon which he serves. Each member of the Board of Directors of Bancshares and the Bank received a fee of $750 per Board meeting attended and $750 per standing committee meeting attended, except for Audit Committee meetings for which $1,000 per meeting attended was received. Each chairman of a standing committee of the Boards of Directors of Bancshares and the Bank also received an annual retainer of (i) $5,000 for the Audit Committee; (ii) $3,000 for the Compensation Committee; (iii) $3,000 for the Executive Committee; (iv) $1,500 for the Nominating Committee; and (v) $4,000 for the Senior Loan Committee. The Chairman of the Board of Bancshares also received an additional annual retainer of $200,000. Employees of Bancshares and its subsidiaries received no meeting fees for any Board of Director or committee meetings attended.

Directors Deferred Compensation Plan

     Bancshares maintains a Directors Deferred Compensation Plan (the “DCP”) under which each director may elect to defer all or a portion no less than a ratable 50% of the annual retainer fees and meeting fees. Distribution will be made in a single lump sum within ten years following termination, or in equal annual installments over a period of years, not to exceed ten. Under the DCP, deferred amounts may be credited to either a regular account or a company stock account. The amount allocated to the regular account is treated as if such amount were ratable credited each plan year with interest in an amount equal to the interest rate payable on a City Bank one year certificate of deposit issued as of the first day of the plan year. The amount allocated to the company stock account is treated as if such amount were invested in shares of Common Stock.

Directors’ Stock Option Plan

     Bancshares maintains a Directors’ Stock Option Plan under which each director may be entitled to a grant of options as may be determined at the discretion of the Compensation Committee. The options are for the purchase of restricted stock at a price equal to the fair market value of Bancshares stock at the date of grant. The options generally expire three months following the date on which the director terminates service for reasons other than death or disability, and expire one year following termination due to death or disability. The restricted stock is subject to voting and dividend rights but is generally nontransferable during a restriction period that ends upon the director’s last consecutive term as a director, at death, upon disability, upon change of control (generally within the meaning of the Change of Control Agreements described above), or upon removal from office by shareholders without cause. Restricted stock is forfeited in the event the director ceases to serve as a director for any reason that does not cause a lapse of the restriction period. The Plan was amended in 2003 to provide that any eligible director entitled to retainer fees may elect, on a completely voluntary basis, to receive a designated percentage of his annual retainer fees in the form of grants of unrestricted Common Stock under the Plan.

Committees of the Board

     The Audit, Compensation and Nominating Committees of Bancshares’ Board of Directors are currently comprised of the following members:

Audit Committee:	Compensation Committee:	Nominating Committee:
Calvin K. Y. Say, Chairman	Colbert M. Matsumoto, Chairman	Maurice H. Yamasato, Chairman
Kenneth N. Sumimoto, Vice-Chairman	Mike K. Sayama, Vice-Chairman	Calvin K. Y. Say, Vice-Chairman
Donald J. Andres	Lionel Y. Tokioka	Tomio Fuchu
Colbert M. Matsumoto	Maurice H. Yamasato	Mike K. Sayama
Lionel Y. Tokioka	Dwight L. Yoshimura
Dwight L. Yoshimura

     The Audit Committee met five times during 2003. The Audit Committee responsibilities include recommending to the Board the engagement and discharge of independent auditors of the financial statements of Bancshares, reviewing the professional service provided by independent auditors, reviewing the independence of independent auditors, reviewing with the auditors the plan and results of the auditing engagement, considering the range of audit and non-audit fees, reviewing the adequacy of the system of internal accounting controls, reviewing the results of procedures for internal auditing and consulting with the internal auditor with respect to all aspects of the internal auditing program. The Board of Directors has determined that the Audit Committee Members are able to read and understand fundamental financial statements, and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Audit Committee’s Report appears below.

     The Nominating Committee’s role is to recommend the slate of director nominees for election to the Company’s Board of Directors and to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings. The Nominating Committee Charter will be available on the Company’s website at www.citybankhawaii.com. Each of the members of the Nominating Committee are independent as such is defined in the Rules of the National Association of Security Dealers, Inc. applicable to the Company. The Nominating Committee met one time in 2003. The Nominating Committee is willing to consider director candidates recommended by security holders in the event that such are provided on a timely basis. A stockholder can recommend a nominee by sending a letter addressed to the Company’s Corporate Secretary at its headquarters. The Nominating Committee does not have a specific process for identifying and evaluating nominees for directors including nominees recommended by security holders but will review potential candidates and assess his or her qualifications, including capability, ability to serve, conflicts of interest and other relevant factors.

     The Compensation Committee is charged with recommending to the entire Board the compensation to be paid to officers and key employees of Bancshares and the Bank and the compensation of members of the Board of Directors. The Compensation Committee also makes recommendations to the entire board regarding the grant of stock options and restricted stock awards. The Compensation Committee met three times during 2003. The Board has determined that each member of the Compensation Committee meets the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

     The Board of Directors met ten times during the fiscal year ended December 31, 2003. Each Director attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors and by the committees on which the Director served. The Company encourages its directors to attend each year’s Annual Meeting of Shareholders. In 2003, all directors were present at the Annual Meeting.

Audit Committee Report

     The Board of Directors has determined that each of the six Audit Committee members are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealer’s listing standards and that Donald J. Andres, a member of the Audit Committee, is qualified as an audit committee financial expert.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached to the Proxy Statement as Appendix A.

     The Audit Committee is responsible for providing independent, objective oversight of Bancshares’ accounting and system of internal controls, the quality and integrity of Bancshares’ financial reports, and the independence and performance of Bancshares’ independent auditors. Management is responsible for Bancshares’ internal controls and the financial reporting process. KPMG LLP, certified public accountant, as Bancshares’ independent auditor and accountant, is responsible for performing an independent audit of Bancshares’ financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The Audit Committee monitors and oversees those processes.

     In connection with these responsibilities, the Audit Committee has reviewed and discussed Bancshares’ audited financial statements for the year ended December 31, 2003 with management and has discussed with KPMG LLP the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). Those matters include, among other things: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditors’ conclusions regarding the reasonableness of those estimates; and (iv) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

     The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with KPMG LLP its independence from Bancshares in connection with its audit of Bancshares’ most recent financial statements. The Audit Committee also has discussed with management of Bancshares and KPMG LLP such other matters and received such assurances from management, as the Audit Committee deemed appropriate.

     Based on that review and the various discussions noted above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the United States Securities and Exchange Commission (“SEC”). The Board of Directors has appointed KPMG LLP as Bancshares’ independent auditor for the fiscal year ending December 31, 2004.

     This Audit Committee Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the SEC that incorporated by reference all or any portion of this Proxy Statement, except to the extent that Bancshares specifically requests that this Audit Committee Report be specifically incorporated by reference. The information in this Audit Committee Report shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act.

MEMBERS OF THE AUDIT COMMITTEE

Donald J. Andres	Kenneth N. Sumimoto
Colbert M. Matsumoto	Lionel Y. Tokioka
Calvin K. Y. Say	Dwight L. Yoshimura

KPMG Fees and Services

     Aggregate fees that the Company has incurred for audit and non-audit services provided by KPMG LLP for fiscal years ended December 31, 2003 and 2002 were:

Fees	2003	2002
Audit Fees	$273,000	$188,000
Audit Related Fees	14,000	12,600

Audit & Audit Related Fees	287,000	200,600

Tax Fees	32,450	8,500
All Other Fees	26,000	45,950

Total Fees	$345,450	$255,050

     Audit fees include fees only for audit services performed in accordance with auditing standards generally accepted in the United States of America and are the aggregate fees CB Bancshares, Inc. and subsidiaries will incur for professional services rendered in connection with the audit of Bancshares’ financial statements included in Bancshares’ Annual Report on Form 10-K for Fiscal Year 2003, as well as for the review of Bancshares’ financial statements included in Bancshares’ Quarterly Reports on Form 10-Q during Fiscal Year 2003.

     Audit Related Fees consisted principally of fees for audits of financial statements of certain employee benefit plans.

     Tax Fees consisted of fees for tax services.

     All other fees consisted of services for a business lending evaluation project and other services.

     In accordance with the SEC’s auditor independence requirements, the Audit Committee has considered whether KPMG LLP’s provision of non-audit services to Bancshares is compatible with maintaining the independence of the auditors. The Audit Committee believes the foregoing expenditures are compatible with maintaining the independence of KPMG LLP as Bancshares’ principal independent auditor and accountant.

Pre-approval Policy

     The Audit Committee has established policies requiring that the Audit Committee will pre-approve all audit services and permitted non-audit services to be performed for the Company by its independent auditors. The Audit Committee may delegate authority to pre-approve audit services, other than the audit of the Company’s annual financial statements, and permitted non-audit services to one or more committee members, provided the decisions made pursuant to this delegated authority must be presented to the full committee at its next scheduled meeting. The Audit Committee has adopted procedures for the pre-approval of services by the Company’s independent auditor. The Audit Committee will, on an annual basis, retain the independent audit firm and pre-approve the scope of all audit services and specified audit-related services and the budget for same. All other permitted non-audit services must be pre-approved by the Audit Committee or its delegate. In 2003, 100% of the Audit Related Fees, Tax Fees and All Other Fees incurred by the Company to the independent auditors were pre-approved in compliance with the policies described above.

Indebtedness of Management

     Certain directors and executive officers of Bancshares and its subsidiaries, and companies with which such directors and executive officers are associated, were customers of, and had banking transactions with the Bank in the ordinary course of the Bank’s business during 2003. Such loans totaled $3.0 million at December 31, 2003. All loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Bank, did not involve more than a normal risk of collectibility or present other unfavorable features.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Bancshares’ officers and directors, and persons who own more than ten percent of a registered class of Bancshares equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and beneficial owners of more than ten percent of Bancshares Common Stock are required by the SEC regulation to furnish Bancshares with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the registrant pursuant to Rule 16(a)-3(e) during its most recent fiscal year, Bancshares is not aware that any director, officer, or beneficial owner of more than 10% of its common shares failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years, except as set forth below.

OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS

     The following table shows certain information with respect to all persons who are known to Bancshares to be the beneficial owners of more than five percent of Bancshares’ outstanding Common Stock as of March 15, 2004:

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class
Private Capital Management	417,495 shares	9.59%
8889 Pelican Bay Blvd. Naples, Florida 34108
TON Finance, B.V.	383,090 shares	8.80%
De Ruyterkade 120 1011 AB Amsterdam, Netherlands
Wellington Management Company, LLP	353,569 shares	8.12%
75 State Street Boston, Massachusetts 02109
CB Bancshares, Inc. Employee Stock Ownership Plan[1]	279,911 shares	6.43%
Pacific Century Trust, Trustee Financial Plaza of the Pacific 111 South King Street Honolulu, Hawaii 96813

[1]	Participants in the ESOP are entitled to direct the ESOP Trustee how to vote shares which have been allocated to their respective accounts. In the absence of such direction, such shares will be voted by the Retirement Benefits Administrative Committee. The Trustee has sole investment power.

     Bancshares knows of no other beneficial owner of five percent or more of Bancshares Common Stock nor does it know of any arrangement which may at a subsequent date result in a change in control of Bancshares.

INDEPENDENT AUDITOR

     During 2004, KPMG LLP completed its examination of the consolidated financial statements of Bancshares for 2003. A representative of KPMG LLP is expected to be present at the 2004 annual meeting and will have the opportunity to make a statement and is expected to respond to appropriate questions.

SHAREHOLDER COMMUNICATIONS

     Shareholders of the Corporation may send communications to the Board of Directors through the office of Corporate Secretary, 201 Merchant Street, 12th floor, Honolulu, Hawaii 96813. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors, the appropriate committee or specified individual Directors.

OTHER MATTERS

     The cost of soliciting proxies will be borne by Bancshares. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Bancshares or its subsidiaries may solicit proxies personally or by telephone or other electronic means without additional compensation.

FINANCIAL STATEMENTS

     Bancshares’ 2003 Annual Report to stockholders, including financial statements, has accompanied or preceded the mailing of this proxy statement.

     Bancshares will provide, without charge to each stockholder solicited, upon the written request of any such stockholder, a copy of its annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended December 31, 2003. Such written request should be directed to Mr. Dean K. Hirata, Senior Vice President and Chief Financial Officer, CB Bancshares, Inc., 201 Merchant Street, Suite 1200, Honolulu, Hawaii 96813.

STOCKHOLDER PROPOSAL

     In order for any stockholder proposal to be included in Bancshares’ proxy statement and proxy as an item of business for the 2005 annual meeting of stockholders of Bancshares, it must be received at the principal executive office of Bancshares not later than November 26, 2004.

OTHER BUSINESS

     The Board of Directors does not know of any other matter to be presented at the 2004 annual meeting, but should any other matter properly come before the meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Caryn S. Morita

Caryn S. Morita Secretary

March 25, 2004

TO BE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

ANNUAL MEETING OF STOCKHOLDERS OF

CB BANCSHARES, INC.

April 29, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect three (3) Class III Directors to serve until the 2007 annual meeting of stockholders and until their successors are elected.

☐	FOR ALL NOMINEES	NOMINEES
		O	Tomio Fuchu
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O	Duane K. Kurisu
☐	FOR ALL EXCEPT (See instructions below)	O	Mike K. Sayama

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the cirde next to each nominee you wish to withhold, as shown here: ●

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on March 22, 2004, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature: of Stockholder	Date:	Signature: of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

CB BANCSHARES, INC.

201 Merchant Street, Honolulu, Hawaii 96813

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder(s) of CB Bancshares, Inc. (“Bancshares”) hereby constitutes and appoints Colbert M. Matsumoto and Maurice H. Yamasato and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of Bancshares, which the undersigned may be entitled to vote at the 2004 Annual Meeting of Stockholders of Bancshares to be held on Thursday, April 29, 2004, at 9:00 a.m., on the second floor, City Financial Tower, Honolulu, Hawaii, and at any adjournment thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

IMPORTANT - PLEASE SIGN AND RETURN IMMEDIATELY

(Continued on the reverse side)